EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT



          Registrant owns 100% of the outstanding stock of the following insurance companies:

Name                                     State of Formation
----                                     ------------------

Atlantic States Insurance Company            Pennsylvania

Southern Insurance Company of Virginia       Virginia

Pioneer Insurance Company                    Ohio

Delaware Atlantic Insurance Company          Delaware

Southern Heritage Insurance Company          Georgia


          Registrant owns 100% of the outstanding stock of the following business corporation:

Name                                     State of Formation
----                                     ------------------

Atlantic Inspection Services, Inc.           Maryland